UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2014

(Exact name of registrant as specified in its charter)

Delaware	001-13695	16-1213679
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5790 Widewaters Parkway, DeWitt, New York		13214-1883
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (315) 445-2282

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

The 2014 Annual Meeting of Shareholders (the “Annual Meeting”) of Community Bank System, Inc. (the “Company”) was held on May 14, 2014 in Syracuse, New York.  At the Annual Meeting, the Company’s shareholders (i) elected four directors, (ii) approved on a non-binding advisory basis the Company’s executive compensation as set forth in the proxy statement, (iii) approved the Community Bank System, Inc. 2014 Long-Term Incentive Plan, and (iv) ratified the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2014.

1.           The Company’s shareholders elected four individuals to the Board of Directors as set forth below:

Name of Director	Number of Votes
	For	Withheld	Broker Non-Votes
Brian R. Ace	29,829,151	804,567	5,592,276
James W. Gibson,Jr.	30,031,742	601,975	5,592,276
John Parente	29,532,585	1,101,133	5,592,276
John F. Whipple, Jr.	29,986,379	647,339	5,592,276

2.           The Company’s shareholders approved, on a non-binding advisory vote, our executive compensation programs as described in the proxy statement as set forth below:

For	Against	Abstain	Broker Non-Votes
29,624,359	655,841	353,515	5,592,278

3.           The Company’s shareholders approved the Community Bank System, Inc. 2014 Long-Term Incentive Plan as set forth below:

For	Against	Abstain	Broker Non-Votes
29,437,823	974,095	221,797	5,592,278

4.           The Company’s shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014 as set forth below:

For	Against	Abstain
35,774,708	361,377	89,908

Item 8.01                      Other Events

On May 15, 2014, the Company issued a press release announcing the results of its Annual Meeting and the approval by the Board of Directors of a regular quarterly dividend of $0.28 per share payable on July 10, 2014, to shareholders of record as of June 16, 2014.

Item 9.01                      Financial Statements and Exhibits.

(a)                      Not applicable.
(b)                      Not applicable.
(c)                      Not applicable.
(d)                      Exhibits.

          Exhibit No.                                Description

          99.1                                    Press Release, dated May 15, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Bank System, Inc.

By: /s/ George J. Getman
Name: George J. Getman
Title: EVP and General Counsel

Dated: May 15, 2014